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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2004
Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-12666 (Commission File No.)	87-0458888 (I.R.S. Employer Identification No.)

2500 Wilcrest, 5th Floor, Houston, Texas 77042
(Address of principal executive offices and zip code)

(713) 780-4754
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant's Business and Operations

  Item 1.01 Entry into a Material Definitive Agreement

        Effective October 28, 2004, Isolagen, Inc. ("Company") entered into a purchase agreement to issue and sell to CIBC World Market Corp. ("CIBC"), UBS Securities LLC ("UBS"), and Adams Harkness, Inc. (together with CIBC and UBS, the "Initial Purchasers"), $75,000,000 in principal amount of the Company's 3.5% Convertible Subordinated Notes due November 1, 2024 (the "Firm Notes"), and an additional $15,000,000 aggregate principal amount of the Company's 3.5% Convertible Subordinated Notes due November 1, 2024 (the "Additional Notes," together with the Firm Notes, the "Notes"), if requested by the Initial Purchasers (the "Note Purchase Agreement") (the "Offering"). The issuance of the Firm Notes was completed on November 3, 2004, and the Initial Purchasers have exercised their right to purchase the Additional Notes, which the Company expects will be completed on November 5, 2004.

        The Notes are convertible at the option of the holder into Company common stock at an initial conversion rate (subject to adjustment) of 109.2001 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $9.16 per share, at any time prior to the stated maturity. In the event of certain fundamental changes that occurs prior to November 1, 2009, the Company is required to pay a make-whole premium to the Noteholder that convert their Notes into Company common stock on or after the date on which notice of such fundamental change is given. The Notes were sold to qualified institutional investors in a transaction complying with Securities and Exchange Commission Rule 144A.

        The net proceeds from the Offering were approximately $86.2 million (including both the Firm Notes and the Additional Notes). The Company intends to use the net proceeds as follows: (a) approximately $60.5 million for general corporate purposes, including product development, sales and marketing, capital expenditures and working capital, (b) approximately $13.1 million to purchase up to 2,000,000 shares of its common stock in privately negotiated transactions concurrent with the Offering, and (c) approximately $12.7 million to purchase, at a discount, an aggregate of 2,000,000 shares of Company common stock from the following shareholders of the Company, Frank DeLape, Michael Macaluso, Michael Avignon, Olga Marko, and Timothy Till (the "Sellers").

        The purchases from the Sellers, as described above, were made at a purchase price of $6.33, which price constituted 95% of the closing transaction price of the Company's securities on The American Stock Exchange, Inc. ("AMEX") at the close of business on October 28, 2004 (the "Stock Repurchases"). In consideration for the purchases, the Sellers agreed to enter into lock-up agreements to refrain from making any sales of their securities for a period of 270 days, provided sales of no more than 25% of such securities may be made after a period of 180 days.

        On October 21, 2004, the Company established a Special Committee of the Board of Directors (the "Special Committee") consisting of independent directors of the Company for the purposes of, inter alia, considering and reviewing the fairness, from a financial point of view, of the terms and conditions of the proposed Stock Repurchases to the Company and its shareholders other than the Sellers and issuing its recommendations to the Board of Directors on whether the Company should consummate the Stock Repurchases. In connection with its deliberations, the Special Committee retained advisory services of an independent investment banking firm of Legg Mason Wood Walker Incorporated (the "Advisor") to render an opinion with respect to the fairness of the proposed transactions from the financial point of view to the Company. Having reviewed the terms and provisions of the transaction in question, the Advisor concluded that such terms were fair from the financial point of view to the Company. Having received the Advisor's conclusion and conducted additional review of the proposed transaction, the Special Committee concluded that the terms and conditions of the proposed Stock Repurchases were fair to the Company and its shareholders other than the Sellers and recommended, inter alia, that the Board of Directors authorize and approve the proposed Stock Repurchases. On October 28, 2004, the full Board of Directors reviewed the Special Committee's recommendation and approved the proposed Stock Repurchases. On October 30, 2004, the Audit Committee approved the Stock Repurchases.

        The foregoing is a summary description of the terms and conditions of the Note Purchase Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the respective Note Purchase Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Section 2—Financial Information

  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The terms of the Notes are governed by an indenture, dated November 3, 2004, between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Indenture"). The Company will pay 3.5% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on May 1 and November 1 of each year, starting on May 1, 2005, to holders of record at the close of business on the preceding April 15 or October 15, respectively. The Notes will mature on November 1, 2024.

        On or after November 1, 2009, the Company may, at its option, redeem all or a portion of the Notes at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

        On each of November 1, 2009, November 1, 2014 and November 1, 2019, holders may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date.

        In the event of a fundamental change, Noteholders may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to, but excluding, the purchase date. In the event of certain "fundamental changes" that occur prior to November 1, 2009, the Company will also pay a make-whole premium to holders of Notes that require the Company to purchase their Notes in connection with such fundamental change. A "fundamental change" generally will be deemed to occur upon the occurrence of a change in control of the Company or a termination of trading of the Company's common stock.

        The Notes are general, unsecured obligations of the Company and are subordinated in right of payment to its existing and future senior debt. In addition, the Notes are subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company's subsidiaries. As of June 30, 2004, the Company had no senior debt outstanding and its subsidiaries had accounts payable and other accrued liabilities of approximately $4.2 million. The Indenture will not restrict the Company's or its subsidiaries' abilities to incur future indebtedness, including senior debt or other liabilities.

        In connection with the offering of the Notes, the Company also entered into a registration rights agreement with the Initial Purchasers on November 3, 2004 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed to file with the SEC within 90 days after the date of the initial issuance of the Notes, and to use its reasonable best efforts to cause to become effective within 180 days after the date of the initial issuance of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of common stock issuable upon conversion of the Notes. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, additional interest will be payable to the holders of Notes.

        The foregoing is a summary description of the terms and conditions of the Note Purchase Agreement, the Indenture, and the Registration Rights Agreement, and by its nature is incomplete. It is qualified in the entirety by the text of the respective agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

Section 9—Financial Statements and Exhibits

  Item 9.01.—Financial Statements and Exhibits

  (c)
  Exhibits

  4.1
  Indenture, dated November 3, 2004, between the Company and The Bank of New York Trust Company, N.A., as trustee.

  10.1
  Purchase Agreement among CIBC World Market Corp., UBS Securities LLC, and Adams, Harkness & Hill, Inc. dated October 28, 2004.

  10.2
  Registration Rights Agreement among CIBC World Market Corp., UBS Securities LLC, and Adams, Harkness & Hill, Inc. dated November 3, 2004.

  10.3
  Form of Securities Purchase Agreement between the Company and the Sellers (1).

(1)
Pursuant to Instruction 2 of Item 601(a), Exhibit 10.3 represents the form of agreement entered into with each of the Sellers, which agreement is identical with respect to each such Seller.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2004	By:	/s/ JEFFREY W. TOMZ Name: Jeffrey W. Tomz Title: Chief Financial Officer

QuickLinks

  Section 1—Registrant's Business and Operations
  Item 1.01 Entry into a Material Definitive Agreement
  Section 2—Financial Information
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Section 9—Financial Statements and Exhibits
  Item 9.01.—Financial Statements and Exhibits
SIGNATURES